UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: November 6, 2012

(Date of Earliest Event Reported)

BEESFREE, INC.

(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-53212 (Commission File Number)	92-0189305 (I.R.S. Employer Identification No.)

2101 Vista Parkway, Suite 122

West Palm Beach, Florida 33411

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 939-4860

____________________________________

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 6, 2012, we entered into a three-year consulting service agreement with Dr. Francesca del Vecchio (the “Agreement”), pursuant to which Dr. del Vecchio will continue to lead and manage all research and development activities in connection with the Company’s BeesVita Plus™ and other products. During the first year of the Agreement, Dr. del Vecchio will be paid $7,750 per month. Dr. del Vecchio’s compensation for the two remaining years of the Agreement will be determined by the mutual consent of the Company and Dr. del Vecchio. Dr. del Vecchio will also be reimbursed all reasonable traveling and out-of-pocket expenses incurred by her in the course of her duties. The Agreement will continue through October 31, 2015 (the “Term”). Dr. del Vecchio is the spouse of Andrea Festuccia, Ph.D., a member of the Company’s Board of Directors.

The Agreement may be terminated (i) automatically, upon the expiration of the Term, (ii) upon the mutual written consent of the Company and Dr. del Vecchio, or (iii) by Company at any time, for any reason, upon not less than 90 days prior written notice.

As part of the Agreement, Dr. del Vecchio has agreed to assign to the Company her entire right, title and interest in and to all intellectual property (as defined in the Agreement) made, written or conceived by her, jointly or with others, while in collaboration with the Company in connection with the services to be rendered to the Company, together with such patents or patent applications and copyrights, as may be obtained or filed in any country.

The Company and Dr. del Vecchio have also agree to indemnify each other, their affiliates, successors and assigns, and the officers, directors, managers, shareholders, members, employees, independent contractors and agents of each from certain claims as set forth in the Agreement.

Item 7.01     Regulation FD Disclosure

On November 8, 2012, the Company issued a press release announcing the entering into of the Agreement with Dr. del Vecchio.  A copy of this press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits:

(a)	Financial Statements - Not Applicable
(b)	Pro-Forma Financial Information - Not Applicable
(c)	Shell Company Transactions - Not Applicable
(d)	Exhibits:

10.1	Consulting Services Agreement, dated November 6, 2012, by and between the Company and Francesca del Vecchio.
99.1	Press Release dated November 8, 2012

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SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEESFREE, INC.

By:	/s/ David W. Todhunter
David W. Todhunter
President and Chief Executive Officer

Dated: November 8, 2012

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